Amrize Delivers Strong Third Quarter Revenue Growth and Free Cash Flow Generation ● Revenue up 6.6% driven by continued infrastructure demand and improving commercial market ● Net Income of $543 million and Adjusted EBITDA of $1.1 billion ● Building Materials revenue grew 8.7% with strong customer demand and aggregates pricing ● Temporary equipment outage in cement network resulted in higher costs and lower margin ● Building Envelope Adjusted EBITDA increased 9.0% with margin expansion of 190 bps ● Operating Cash Flow of $854 million, up $231 million; Free Cash Flow of $674 million, up $221 million ● Raising 2025 Revenue guidance; confirming Adjusted EBITDA and Net Leverage Ratio guidance CHICAGO/ZUG, October 28, 2025 – Amrize (AMRZ) announced today its third quarter 2025 financial results. Jan Jenisch, Chairman and CEO: "As our first full quarter operating as Amrize, we made progress across our business and I thank our 19,000 teammates for serving our customers across all of our markets. Together, we delivered strong revenue growth of 6.6% and Free Cash Flow generation of $674 million, up $221 million. Our Building Materials business had strong sales with increased customer demand, while margin was affected by a temporary equipment outage in our cement network. Within Building Envelope, operational efficiencies and lower raw material costs delivered margin expansion. This quarter, we made progress across our key organic growth investments and kicked off new projects to expand production and improve efficiency to serve our customers in attractive markets from Dallas-Fort Worth to Calgary. The actions we are taking from investing in our business to driving synergies with our ASPIRE program are positioning Amrize to capitalize on the significant, long-term demand in our $200 billion addressable market." Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 1 +1 773-355-4404

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Consolidated Results

$ in millions, except per share data	For the three months ended September 30, 2025	2024	% Change	For the nine months ended September 30, 2025	2024	% Change
Revenues	$ 3,675	$ 3,446	6.6%	$ 8,976	$ 8,855	1.4%
Net income	$ 543	$ 552	(1.6%)	$ 884	$ 981	(9.9%)
Net income margin	14.8%	16.0%	(120bps)	9.8%	11.1%	(130bps)
Adjusted EBITDA[1]	$ 1,067	$ 1,103	(3.3%)	$ 2,228	$ 2,390	(6.8%)
Adjusted EBITDA Margin[2]	29.0%	32.0%	(300bps)	24.8%	27.0%	(220bps)
Diluted EPS	$ 0.98	$ 1.00	(2.0%)	$ 1.60	$ 1.78	(10.1%)

Revenues were $3,675 million in the third quarter of 2025 compared to $3,446 million in 2024. Revenues grew 6.6% in the quarter, including organic growth of 6.0% driven by volume growth in Building Materials and commercial roofing, combined with positive aggregates and shingles pricing. Infrastructure demand remained strong and the commercial market improved, while the residential market remained soft with lower new construction and a milder storm season.

Net income was $543 million for the third quarter of 2025, or $0.98 per share, compared with Net income of $552 million, or $1.00 per share, in 2024. Adjusted EBITDA was $1,067 million for the third quarter of 2025 compared with $1,103 million in 2024. Operational efficiencies and lower raw material costs in Building Envelope were offset by $50 million of higher manufacturing and distribution costs associated with a temporary equipment outage in the cement network. The third quarter of 2024 included $39 million of higher asset sales compared to the third quarter of 2025.

[1] Adjusted EBITDA represents a non-GAAP measure which is defined on page 7 and reconciled on pages 12 and 13.
[2] Adjusted EBITDA Margin represents a non-GAAP measure which is defined on page 7 and reconciled on pages 12 and 13.

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Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Building Materials Results

	For the three months ended September 30,			For the nine months ended September 30,		
$ in millions	2025	2024	% Change	2025	2024	% Change
Revenues	$ 2,774	$ 2,551	8.7%	$ 6,353	$ 6,249	1.7%
Adjusted EBITDA[3]	$ 902	$ 942	(4.2%)	$ 1,780	$ 1,886	(5.6%)
Adjusted EBITDA Margin[4]	32.5%	36.9%	(440bps)	28.0%	30.2%	(220bps)

	For the three months ended September 30,			For the nine months ended September 30,		
	2025	2024	% Change	2025	2024	% Change
Cement - tons sold (millions)[5]	7.1	6.7	6.0%	16.7	17.1	(2.3%)
Cement - price per ton[5]	$171.25	$172.26	(0.6%)	$171.99	$170.98	0.6%
Aggregates - tons sold (millions)[5]	40.2	38.9	3.3%	88.0	89.8	(2.0%)
Aggregates - price per ton[5]	$16.99	$15.43	10.1%	$16.97	$15.54	9.2%
Aggregates - price per ton (freight adj)[5]	$13.95	$13.23	5.4%	$14.30	$13.37	7.0%

Building Materials Revenues were $2,774 million in the third quarter of 2025 compared to $2,551 million in 2024. Revenue growth of 8.7% in the quarter includes organic growth of 8.9%, which was primarily driven by strong volume growth across cement and aggregates, combined with positive aggregates pricing growth. Third quarter 2025 Revenues were supported by public infrastructure spending, and commercial investments in data centers and energy related projects.

Third quarter 2025 Adjusted EBITDA for the Building Materials segment was $902 million, compared to $942 million in 2024. The decrease was mainly attributable to $50 million of additional manufacturing and distribution costs associated with a temporary equipment outage in the cement network and lower cement pricing. The third quarter of 2024 included $39 million of higher asset sales compared to the third quarter of 2025.

The company is progressing with key organic growth projects to expand production and improve efficiency in attractive markets. It is on track to increase production and improve operational efficiency in the fourth quarter at its flagship Ste. Genevieve cement plant. In the third quarter, Building Materials kicked off new organic growth projects to increase aggregates production in the Great Lakes region and expand production and improve efficiency at its Midlothian, Texas and Exshaw, Alberta cement plants in the Dallas-Fort Worth and Calgary markets, respectively.

[3] Segment Adjusted EBITDA represents a non-GAAP measure which is defined on page 7 and reconciled on pages 12 and 13.
[4] Segment Adjusted EBITDA Margin represents a non-GAAP measure which is defined on page 7 and reconciled on pages 12 and 13.
[5] Cement volume and pricing figures presented above exclude trading and FX impacts. Aggregates volume and pricing figures presented above exclude FX impacts.

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Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Building Envelope Results

	For the three months ended September 30,			For the nine months ended September 30,		
$ in millions	2025	2024	% Change	2025	2024	% Change
Revenues	$ 901	$ 895	0.7%	$ 2,623	$ 2,606	0.7%
Adjusted EBITDA	$ 217	$ 199	9.0%	$ 602	$ 600	0.3%
Adjusted EBITDA Margin	24.1%	22.2%	190bps	23.0%	23.0%	0bps

Building Envelope Revenues were $901 million for the third quarter of 2025, compared to $895 million in 2024. Revenue growth of 0.7% was primarily driven by momentum in commercial roofing, repair & refurbishment demand and system sales. Building Envelope achieved revenue growth and market share gains in commercial roofing, while residential roofing was down due to softer new construction and a milder storm season. The Ox Engineered Products acquisition contributed an additional $26 million of revenue during the third quarter.

Third quarter 2025 Adjusted EBITDA for the Building Envelope segment was $217 million, compared to $199 million in 2024. Operational efficiencies and lower raw material costs resulted in 190 basis points of Adjusted EBITDA margin expansion.

The company is on track to open a new state-of-the-art Malarkey shingle factory in Indiana in the second half of 2026 to increase production and expand market share in the attractive Midwest and Eastern markets.

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Amrize Cash Flow and Debt In the third quarter of 2025, operating cash flow was $854 million and Free Cash Flow6 was $674 million, up $221 million from third quarter 2024. Higher Cash flow in the quarter was driven by positive working capital and lower cash tax payments partially offset by lower net income and higher CapEx. Net cash provided from operating activities for the first nine months of fiscal year 2025 was $404 million compared to $555 million for the first nine months of 2024. Lower Net income and working capital timing were the primary drivers of the year-over-year change in cash provided by operating activities. Capital expenditures for the first nine months of fiscal year 2025 totaled $631 million compared to $558 million in the prior year, reflecting an increase in growth investments across the business. Gross Debt at the end of the third quarter of 2025 was $5,811 million. Cash and cash equivalents were $826 million, resulting in a decrease in Net Debt7 to $4,985 million, compared to $5,597 million in the second quarter of 2025. Improved Net Debt was driven by higher free cash flow enabling the company to repay $385 million of commercial paper in the third quarter of 2025. The Net Leverage Ratio8 at the end of the third quarter of 2025 was 1.7x, compared to 1.8x in the second quarter of 2025. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 5 +1 773-355-4404 6 Free Cash Flow represents a non-GAAP measure which is defined on page 7 and reconciled on pages 12 and 13. 7 Net Debt represents a non-GAAP measure which is defined on page 7 and reconciled on pages 12 and 13. 8 Net Leverage Ratio represents a non-GAAP measure which is defined on page 7 and reconciled on pages 12 and 13.

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Fiscal Year 2025 Financial Guidance[9]

Amrize is raising its Revenue guidance and confirming its Adjusted EBITDA and Net Leverage Ratio guidance for fiscal year 2025:

	Current	Prior
Revenues	\$11.7B - \$12.0B	\$11.4B - \$11.8B
Adjusted EBITDA	\$2.9B - \$3.1B	\$2.9B - \$3.1B
Net Leverage Ratio by Year-End 2025	Under 1.5x	Under 1.5x

The company's 2025 financial guidance includes the following unchanged assumptions:

Capital Expenditures	~\$700M
Depreciation & Amortization	~\$850M
Effective Tax Rate	22% - 24%

About Amrize

Amrize (NYSE: AMRZ) is building North America, as the partner of choice for professional builders with advanced branded solutions from foundation to rooftop. With over 1,000 sites and a highly efficient distribution network, we deliver for our customers in every U.S. state and Canadian province. Our 19,000 teammates uniquely serve every construction market from infrastructure, commercial and residential to new build, repair and refurbishment. Amrize achieved \$11.7 billion in revenue in 2024 and is listed on the New York Stock Exchange and the SIX Swiss Exchange. Learn more at www.amrize.com.

[9] The Company provides forward-looking guidance regarding Adjusted EBITDA and Net Leverage Ratio. The Company cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition and integration costs, supply chain optimization, restructuring, foreign exchange rate changes, as well as other non-cash and unusual items that are difficult to predict in advance to include in a GAAP estimate. For the same reasons, the Company is unable to address the probable significance of the items.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS Certain statements in this presentation may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the effect of political, economic and market conditions and geopolitical events; the logistical and other challenges inherent in our operations; the actions and initiatives of current and potential competitors; the level and volatility of, interest rates and other market indices; the ability of Amrize to maintain satisfactory credit ratings; the outcome of pending litigation; the impact of current, pending and future legislation and regulation; factors related to the failure of Amrize to achieve some or all of the expected strategic benefits or opportunities expected from the separation; that Amrize may incur material costs and expenses as a result of the separation; that Amrize has no history operating as an independent, publicly traded company; Amrize's obligation to indemnify Holcim pursuant to the agreements entered into connection with the separation and the risk Holcim may not fulfill any obligations to indemnify Amrize under such agreements; that under applicable tax law, Amrize may be liable for certain tax liabilities of Holcim following the separation if Holcim were to fail to pay such taxes; the fact that Amrize may receive worse commercial terms from third-parties for services it presently receives from Holcim; the fact that certain of Amrize's executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Holcim; potential difficulties in maintaining relationships with key personnel; and that Amrize can not rely on the earnings, assets or cash flow of Holcim; Holcim will not provide funds to finance Amrize's working capital or other cash requirements and other factors which can be found in Amrize’s media releases and Amrize’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. FINANCIAL MEASURES AND DEFINITIONS Adjusted EBITDA is defined as Segment Adjusted EBITDA including unallocated corporate costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues. Capital Expenditures, Net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation and proceeds from disposals of long-lived assets. EBITDA is defined as Net income (loss), excluding Depreciation, depletion, accretion and amortization, Interest expense, net and Income tax expense. EBITDA Margin is defined as EBITDA divided by revenues. Free Cash Flow is defined as Net Cash provided by Operating Activities less Capital Expenditures, Net. Net Debt is defined as the sum of Short-term borrowings, Long-term debt and Current portion of long-term debt minus Cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by trailing 12 months Adjusted EBITDA. Segment Adjusted EBITDA is defined as Net income (loss), and excludes the impact of Depreciation, depletion, accretion and amortization, Interest expense, net, Income tax expense, Loss on impairments, acquisition and integration costs, certain litigation related costs, Spin-off and separation-related costs, restructuring and other costs, Other non-operating (expense) income, net, Income from equity method investments, and unallocated corporate costs. Segment Adjusted EBITDA Margin is defined as Segment Adjusted EBITDA divided by Revenues. Total Segment Adjusted EBITDA is defined as Adjusted EBITDA excluding unallocated corporate costs. This media release contains certain financial measures of historical performance and financial positions that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto. Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Media Release. We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating Amrize’s and each business segment’s ongoing performance. Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables on pages 13 and 14 below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 7 +1 773-355-4404

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Ltd
Third Quarter 2025 Press Release (Unaudited)
($ in millions)

	For the three months ended September 30,			For the nine months ended September 30,		
	2025	2024	% Change	2025	2024	% Change
Revenues						
Building Materials	$ 2,774	$ 2,551	8.7%	$ 6,353	$ 6,249	1.7%
Building Envelope	901	895	0.7%	2,623	2,606	0.7%
Total Revenues	$ 3,675	$ 3,446	6.6%	$ 8,976	$ 8,855	1.4%
Segment Adjusted EBITDA:						
Building Materials	$ 902	$ 942	(4.2%)	$ 1,780	$ 1,886	(5.6%)
Building Envelope	217	199	9.0%	602	600	0.3%
Total Segment Adjusted EBITDA	1,119	1,141	(1.9%)	2,382	2,486	(4.2%)
Reconciling items *	(106)	(76)	39.5%	(274)	(164)	67.1%
Interest expense, net	(89)	(130)	(31.5%)	(328)	(384)	(14.6%)
Depreciation, depletion, accretion and amortization	(231)	(228)	1.3%	(670)	(664)	0.9%
Income tax expense	(150)	(155)	(3.2%)	(226)	(293)	(22.9%)
Net income	$ 543	$ 552	(1.6%)	$ 884	$ 981	(9.9%)

* The reconciling items are made up of unallocated corporate costs, Loss on impairments, Other non-operating income (expense), net, Income from equity method investments, and certain other items, such as costs related to acquisitions, certain litigation costs, restructuring costs, charges associated with non-core sites, certain warranty charges related to a pre-acquisition manufacturing issue and transaction costs related to the Spin-off.

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Amrize Ltd Unaudited Condensed Consolidated Statement of Operations ($ in millions, except per share data) For the three months ended September 30, For the nine months ended September 30, 2025 2024 2025 2024 Revenues $ 3,675 $ 3,446 $ 8,976 $ 8,855 Cost of revenues (2,589) (2,404) (6,702) (6,562) Gross profit 1,086 1,042 2,274 2,293 Selling, general and administrative expenses (312) (241) (850) (682) Gain on disposal of long-lived assets 4 43 9 49 Loss on impairments — — (2) (2) Operating income 778 844 1,431 1,658 Interest expense, net (89) (130) (328) (384) Other non-operating (expense) income, net — (11) 2 (7) Income before income tax expense and income from equity method investments 689 703 1,105 1,267 Income tax expense (150) (155) (226) (293) Income from equity method investments 4 4 5 7 Net income 543 552 884 981 Net loss attributable to noncontrolling interests 2 1 3 2 Net income attributable to the Company $ 545 $ 553 $ 887 $ 983 Per Share Data Basic $ 0.99 $ 1.00 $ 1.60 $ 1.78 Diluted $ 0.98 $ 1.00 $ 1.60 $ 1.78 Average Shares Outstanding Basic 553.1 553.1 553.1 553.1 Diluted 553.9 553.1 553.4 553.1 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 9 +1 773-355-4404

Amrize Ltd Unaudited Condensed Consolidated Balance Sheets ($ in millions) As of As of September 30, 2025 December 31, 2024 Assets Current assets: Cash and cash equivalents $ 826 $ 1,585 Accounts receivable, net 2,046 1,011 Due from related-party — 58 Inventories 1,511 1,452 Related-party notes receivable — 532 Prepaid expenses and other current assets 186 143 Total current assets 4,569 4,781 Property, plant and equipment, net 7,837 7,534 Goodwill 8,993 8,917 Intangible assets, net 1,762 1,832 Operating lease right-of-use assets, net 617 547 Other noncurrent assets 257 194 Total assets $ 24,035 $ 23,805 Liabilities and Equity Current Liabilities: Accounts payable $ 1,322 $ 1,285 Short-term borrowings 547 — Due to related-party — 89 Current portion of long-term debt 332 5 Current portion of related-party notes payable — 129 Operating lease liabilities 129 149 Other current liabilities 822 893 Total current liabilities 3,152 2,550 Long-term debt 4,932 980 Related-party notes payable — 7,518 Deferred income tax liabilities 946 936 Noncurrent operating lease liabilities 501 386 Other noncurrent liabilities 1,606 1,521 Total liabilities 11,137 13,891 Shareholders’ equity 12,898 9,914 Total liabilities and equity $ 24,035 $ 23,805 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 10 +1 773-355-4404

Amrize Ltd Unaudited Condensed Consolidated Statements of Cash Flow ($ in millions) For the nine months ended September 30, 2025 2024 Cash Flows from Operating Activities: Net income $ 884 $ 981 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, depletion, accretion and amortization 670 664 Share-based compensation 6 5 Gain on disposal of long-lived assets (9) (18) Gain on land expropriation — (31) Deferred tax expense 12 — Net periodic pension benefit cost 8 21 Other items, net 77 85 Changes in operating assets and liabilities, net of effects of acquisitions: Accounts receivable, net (1,004) (569) Due from related party 49 (17) Inventories (24) (161) Accounts payable 9 (259) Due to related party (82) 40 Other assets (72) (48) Other liabilities (102) (88) Defined benefit pension plans and other postretirement benefit plans (18) (50) Net cash provided by operating activities 404 555 Cash Flows from Investing Activities: Purchases of property, plant and equipment (631) (558) Acquisitions, net of cash acquired (86) (21) Proceeds from disposals of long-lived assets 12 33 Proceeds from land expropriation 20 32 Proceeds from property and casualty insurance 2 — Net decrease (increase) in short-term related-party notes receivable from cash pooling program 522 (326) Other investing activities, net (50) (16) Net cash used in investing activities (211) (856) Cash Flows from Financing Activities: Transfers to Parent, net (91) (297) Proceeds from short-term borrowings, net 547 — Proceeds from issuance of long-term debt, net of discount 3,395 — Payments of debt issuance costs (24) — Net (repayments) proceeds of short-term related-party debt (129) (5) Proceeds from debt-for-debt exchange with Parent 922 — Proceeds from issuances of long-term related-party debt 22 20 Repayments of long-term related-party debt (5,541) (30) Payments of finance lease obligations (75) (59) Other financing activities, net (4) (3) Net cash used in financing activities (978) (374) Effect of exchange rate changes on cash and cash equivalents 26 (12) Decrease in cash and cash equivalents (759) (687) Cash and cash equivalents at the beginning of period 1,585 1,107 Cash and cash equivalents at the end of period $ 826 $ 420 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 11 +1 773-355-4404

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Ltd
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
($ in millions, except percentage data)

	For the three months ended September 30,		For the nine months ended September 30,	
	2025	**2024**	**2025**	**2024**
Net income	$ 543	$ 552	$ 884	$ 981
Depreciation, depletion, accretion and amortization	231	228	670	664
Interest expense, net	89	130	328	384
Income tax expense	150	155	226	293
EBITDA	**1,013**	**1,065**	**2,108**	**2,322**
Loss on impairments	—	—	2	2
Acquisition and integration costs[1]	4	18	33	33
Litigation related costs	40	2	44	3
Spin-off and separation-related costs[2]	10	8	35	19
Restructuring and other costs	4	3	13	11
Other non-operating expense (income), net[3]	—	11	(2)	7
Income from equity method investments	(4)	(4)	(5)	(7)
Adjusted EBITDA	**1,067**	**1,103**	**2,228**	**2,390**
Unallocated corporate costs	52	38	154	96
Total Segment Adjusted EBITDA	**$ 1,119**	**$ 1,141**	**$ 2,382**	**$ 2,486**
Building Materials	902	942	1,780	1,886
Building Envelope	217	199	602	600
Net income margin	14.8%	16.0%	9.8%	11.1%
EBITDA Margin	27.6%	30.9%	23.5%	26.2%
Adjusted EBITDA Margin	29.0%	32.0%	24.8%	27.0%
Building Materials	32.5%	36.9%	28.0%	30.2%
Building Envelope	24.1%	22.2%	23.0%	23.0%

(1) Acquisition and integration costs primarily include certain warranty charges related to a pre-acquisition manufacturing issue.

(2) Spin-off and separation-related costs notably include rebranding costs.

(3) Other non-operating expense (income), net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance.

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Amrize Ltd Reconciliation of Non-GAAP Financial Measures Net Leverage Ratio Free Cash Flow ($ in millions, except ratio) As of September 30, 2025 Short-term borrowings $ 547 Current portion of long-term debt 332 Long-term debt 4,932 Gross Debt 5,811 Less: Cash and cash equivalents 826 Net Debt $ 4,985 Trailing twelve months ended September 30, 2025 Net income $ 1,176 Depreciation, depletion, accretion and amortization 895 Interest expense, net 456 Income tax expense 301 EBITDA 2,828 Loss on impairments 2 Acquisition and integration costs(1) 46 Litigation related costs 50 Spin-off and separation-related costs(2) 41 Restructuring and other costs 17 Other non-operating expense (income), net(3) 46 Income from equity method investments (11) Adjusted EBITDA $ 3,019 (1) Acquisition and integration costs primarily include certain warranty charges related to a pre-acquisition manufacturing issue. (2) Spin-off and separation-related costs notably include rebranding costs. (3) Other non-operating expense (income), net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance. September 30, 2025 Net leverage ratio 1.7x For the three months ended September 30, For the nine months ended September 30, 2025 2024 2025 2024 Net cash provided by operating activities $ 854 $ 623 $ 404 $ 555 Capital expenditures, net (180) (170) (597) (493) Free Cash Flow $ 674 $ 453 $ (193) $ 62 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 13 +1 773-355-4404